UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2013

ACNB Corporation

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-11783	23-2233457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Lincoln Square, Gettysburg, PA	17325
(Address of principal executive offices)	(Zip Code)

717.334.3161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

ITEM 5.02                                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2013, ACNB Corporation elected Frank Elsner, III and Alan J. Stock as Chairman and Vice Chairman of the Board of Directors, respectively, which is more fully described in the attached press release as of April 22, 2013.  Both gentlemen currently serve as Directors for ACNB Corporation, and Mr. Elsner most recently served as Vice Chairman.  The election was conducted due to the mandatory retirement of Ronald L. Hankey, the previous Chairman.  Pursuant to the ACNB Corporation Bylaws, Mr. Hankey is not eligible to stand for election as a Director of the Corporation at the Corporation’s 2013 Annual Meeting of Shareholders to be held on May 7, 2013, due to his attainment of the specified retirement age of seventy-two (72) years old.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01           Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated April 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ACNB CORPORATION
(Registrant)

Dated: April 22, 2013	/s/ Lynda L. Glass
Lynda L. Glass
Executive Vice President,
Secretary & Chief Governance Officer

EXHIBIT INDEX

EXHIBIT NO.

99.1	Press release dated April 22, 2013.